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                                                                     EXHIBIT 5.1

                        [COOLEY GODWARD LLP LETTERHEAD]

May 20, 1998

PacifiCare Health Systems, Inc.
3120 Lake Center Drive
Santa Ana, CA  92704

Re: PacifiCare Health Systems, Inc. Registration Statement on form S-3

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the filing by PacifiCare Health Systems, Inc. (the "Company") of a Registration Statement on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission with respect to up to $250,000,000 of debt securities (the "Debt Securities") of the Company to be issued pursuant to the Indenture filed as Exhibit 4.1 to the Registration Statement (the "Indenture") between the Company and Chase Manhattan Bank and Trust Company, National Association, as trustee.

In connection with this opinion, we have examined the Indenture, the Registration Statement and related Prospectus, the Company's Certificate of Incorporation, the Company's Bylaws, and such other documents, records, certificates, memoranda and other instruments as we deem necessary as a basis for this opinion. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof, the due execution, delivery and binding effect of all documents where due execution and delivery are a prerequisite to the effectiveness thereof, and that there are no extrinsic agreements or understandings among the parties that would modify or interpret the terms of the agreements or the respective rights or obligations of the parties thereunder.

Our opinion is expressed only with respect to the federal laws of the United States of America, the General Corporation Law of the State of Delaware and the laws of the State of California. We express no opinion as to whether the laws of any particular jurisdiction other than those identified above are applicable to the subject matter hereof; accordingly, our opinions in paragraphs 1 and 2 below as to the validity, binding effect and enforceability of the Indenture and Securities are premised on the result that would obtain if a California court were to apply the internal laws of the State of California (notwithstanding the designation of the laws of the State of New York) to the interpretation and enforcement of the Indenture and Securities.


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On the basis of the foregoing, and in reliance thereon, we are of the opinion that:

          1. The Indenture, when duly executed and delivered by the Company and the Trustee in the form filed as Exhibit 4.1 to the Registration Statement, will constitute a valid and binding obligation of the Company, subject to applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors' rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.

          2. The issuance of Debt Securities has been duly authorized and when each series of Debt Securities is duly executed and authenticated by the Trustee in the manner provided in the Indenture and delivered against payment to the Company of the purchase price of such series of Debt Securities in accordance with an authorization of the Company's Board of Directors, each such series of Debt Securities will have been legally issued and will constitute valid and binding obligations of the Company, subject to applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors' rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.

     We consent to the reference to our firm under the caption "Legal Matters" in the Prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.

     Very truly yours,

     COOLEY GODWARD LLP

     By: /s/  MICHAEL R. JACOBSON
        -----------------------------
         Michael R. Jacobson


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